                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                            PROASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                           6631                    63-1261433
(State or Other Jurisdiction of    (Primary Standard Industrial       (IRS Employer
 Incorporation or Organization)    Classification Code Number)     Identification No.)

                               100 BROOKWOOD PLACE
                            BIRMINGHAM, ALABAMA 35209
                                 (205) 877-4400

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


               PROASSURANCE CORPORATION 2004 EQUITY INCENTIVE PLAN
                              (Full title of plan)

                                A. Derrill Crowe
                               100 Brookwood Place
                            Birmingham, Alabama 35209
                                 (205) 877-4400

          (Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:

                          Jack P. Stephenson, Jr., Esq.
                                Burr & Forman LLP
                        420 North 20th Street, Suite 3100
                            Birmingham, Alabama 35203
                                 (205) 458-5201

                         CALCULATION OF REGISTRATION FEE


   TITLE OF SECURITIES         AMOUNT TO BE                         PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
     TO BE REGISTERED         REGISTERED (1)       PER UNIT (2)     AMOUNT OF OFFERING PRICE (2)  REGISTRATION FEE (3)
--------------------------- -------------------- ------------------ ----------------------------  --------------------
Common Stock                 2,500,000 shares
par value $0.01                                      $34.70               $86,750,000                 $10,991.23


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Act"), the number of shares of securities registered under this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions that occur prior to the distribution of the securities covered by this Registration Statement. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purposes of calculating the amount of registration fee pursuant to Rule 457(h) under the Act, based upon the average of the high and low price per share of the Registrant's Common Stock on the New York Stock Exchange on October 19, 2004.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Act. This Registration Statement relates to 2,500,000 shares of ProAssurance Common Stock that are reserved for issuance under the ProAssurance Corporation 2004 Equity Incentive Plan. The common stock of the Registrant is listed on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004 and March 31, 2004;

         (2) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003; and

         (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 9, 2004, Commission File No. 333-112613.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Delaware law, the Registrant's certificate of incorporation provides that the directors of the Registrant will not be held personally liable for a breach of fiduciary duty as a director, except that a director may be liable for (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts made in bad faith or which involve intentional misconduct or a knowing violation of the law, (3) illegal payment of dividends under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives an improper personal benefit. The Registrant's certificate of incorporation further provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

         The by-laws of the Registrant provide that the Registrant will indemnify any person involved in litigation brought by a third party or by or in the right of the Registrant by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity. The Registrant will only indemnify such a person if that person acted in good faith and in a manner he or she reasonably believed to be lawful and in the best interests of the Registrant, except that the person will not be entitled to indemnification in an action in which he or she is found to be liable to the corporation unless the Delaware Court of Chancery deems indemnification under these circumstances proper.

         The Registrant maintains in effect directors' and officers' liability insurance which provides coverage against certain liabilities. The Registrant has entered into indemnification agreements with each of its directors and executive officers which requires the Registrant to use reasonable efforts to maintain such insurance during the term of the agreement so long as the Board of Directors in the exercise of its business judgment determines that the cost is not excessive and is reasonably related to the amount of coverage and that the coverage provides a reasonable benefit for such cost. The indemnity agreements have terms that will automatically renew for successive one year terms on November 30 each year unless sooner terminated by Registrant on 60 days notice or upon the indemnitee's termination as an officer, director or employee of Registrant or its subsidiaries.

         The indemnity agreement requires the Registrant to indemnify the executive officers and directors to the fullest extent permitted under Delaware law to the extent not covered by liability insurance, including advances of expenses in the defense of claims against the executive officer or director while acting in such capacity. It is a condition to such indemnification that the indemnitee acted in good faith and in a manner that he or she believed to be in or not opposed to the interest of the Registrant or its shareholders, and with respect to a criminal action had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not available from the Registrant:

         (a) in respect to remuneration that is determined to be in violation of law;

         (b) on account of any liability arising from a suit for an accounting of profits for the purchase and sale of Registrant's common stock pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

         (c) on account of conduct that is determined to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

         (d) if indemnification is prohibited by the applicable laws of the State of Delaware;

         (e) if the indemnitee is found to be liable to the Registrant or its subsidiaries unless the Delaware Court of Chancery determines that the indemnitee is fairly and reasonably entitled to indemnification for expenses that the court deems proper; or

         (f) if a court should determine that such indemnification is not lawful.

         The indemnity agreement requires the indemnitee to reimburse the Registrant for all reasonable expenses incurred or advanced in defending any criminal or civil suit or proceedings against the indemnitee if the Registrant determines that indemnity is not available.

         The form of the indemnity agreement is included is an exhibit to this Registration Statement. This summary of the indemnity agreement is qualified in its entirety by reference to the terms and provisions of the form of the indemnity agreement included herein as an exhibit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

         The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the undertakings set forth in clauses
                  (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to

                  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Homewood, State of Alabama, on this the 25th day of August, 2004.

                                        PROASSURANCE CORPORATION

                                        By: /s/ A. Derrill Crowe
                                            ------------------------------------
                                                 A. Derrill Crowe
                                                 Chairman of the Board and
                                                 Chief Executive Officer





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank B. O'Neil, Victor T. Adamo, and Howard H. Friedman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming that such attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                            Date
   ----------------------        --------------------                ---------------

/s/ A. Derrill Crowe            Chairman of the Board and Chief       August 25, 2004
-----------------------------    Executive Officer (Principal
A. Derrill Crowe                Executive Officer) and Director


/s/ Howard H. Friedman          Senior Vice President, Chief          August 25, 2004
-----------------------------  Financial Officer and Secretary
Howard H. Friedman


/s/ Victor T. Adamo                        Director                   August 25, 2004
-----------------------------
Victor T. Adamo

/s/ Lucian F. Bloodworth                   Director                   August 25, 2004
-----------------------------
Lucian F. Bloodworth

/s/ Paul R. Butrus                         Director                   August 25, 2004
-----------------------------
Paul R. Butrus

/s/ Robert E. Flowers                      Director                   August 25, 2004
-----------------------------
Robert E. Flowers

/s/ John J. McMahon, Jr.                   Director                   August 25, 2004
-----------------------------
John J. McMahon, Jr.

/s/ John P. North, Jr.                     Director                   August 25, 2004
-----------------------------
John P. North, Jr.

/s/ Ann F. Putallaz                        Director                   August 25, 2004
-----------------------------
Ann F. Putallaz

/s/ William H. Woodhams                    Director                   August 25, 2004
-----------------------------
William H. Woodhams

/s/ Wilfred W. Yeargan, Jr.                Director                   August 25, 2004
-----------------------------
Wilfred W. Yeargan, Jr.

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

4.1               ProAssurance Corporation 2004 Equity Incentive Plan(1)

5.1               Opinion of Burr & Forman LLP

23.1              Consent of Ernst & Young, LLP

23.2              Consent of Burr & Forman LLP (included in Exhibit 5.1)

24.1              Power of Attorney (included in signature page)

(1) Included as Exhibit C to Registrant's Definitive Proxy Statement filed with the SEC on April 16, 2004, in connection with the 2004 Annual Meeting of Stockholders held on May 19, 2004 (SEC File No. 001-165333) and incorporated by reference.